Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A ordinary shares, US$0.0000695652173913043 per share, of BGIN BLOCKCHAIN LIMITED, a Cayman Islands exempted company, and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of February 17, 2026.

Gentle OD Trust

/s/ Peter Huber
By: Maples Trustee Services (Cayman) Limited, as Trustee
Name:	Peter Huber
Title:	Authorized Signatory

Gentle OD Limited

/s/ Peter Huber
Name:	Peter Huber Authorized Signatory of Titan Directors Limited
Title:	Director

Moon Aquarius Limited

/s/ Qiuhua Li
Name:	Qiuhua Li
Title:	Director

/s/ Qiuhua Li
Name:	Qiuhua Li